Exhibit 99.3

DEAL REVISION CONFERENCE CALL SCRIPT

DRAFT:  November 11, 2008

Operator:  Good day, welcome to the Polaris Acquisition Corp. and Hughes Telematics merger conference call. Today’s conference is being recorded.

Before we get started please be patient while we read through the safe harbor language.

Today's call is complementary to the press release made public earlier today. A copy of the background presentation that drives this call will be available on the SEC website at www.sec.gov and is currently available on the transaction website at www.HTIPolaris.com.

This call includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect,' "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Polaris' and Hughes Telematics' expectations with respect to future performance, anticipated financial impacts of the merger transaction and related transactions; approval of the merger transaction and related transactions by shareholders; the satisfaction of the closing conditions to the merger transaction and related transactions; and the timing of the completion of the merger transaction and related transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the telematics environment; (2) competitive actions taken by automotive manufacturers or other telematics firms; (3) general economic conditions; (4) actions taken or conditions imposed by the United States and foreign governments; and (5) the willingness of customers to use the services. Other factors include the possibility that the merger does not close, including due to the failure to receive required stockholder or regulatory approvals, or the failure of other closing conditions.

Polaris and Hughes Telematics caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris' most recent filings with the Securities and Exchange Commission ("SEC"). All subsequent written and oral forward-looking statements concerning Hughes Telematics, Polaris, the merger, the related transactions or other matters and attributable to Polaris or Hughes Telematics or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Hughes Telematics and Polaris do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed on this call.

In connection with the proposed merger, Polaris will file with the Securities and Exchange Commission (“SEC”) an amended proxy statement. Polaris will mail the proxy statement to its stockholders. Polaris urges investors and security holders to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

Polaris and its directors, executive officers and certain other members of management and employees may be soliciting proxies from Polaris stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find information about Polaris’s executive officers and directors in its Prospectus, current Reports on Form 8-K and other documents that have previously been filed with the SEC.

At this time I’d like to turn the conference call over to Marc Byron, Chairman and CEO of Polaris. Please go ahead, sir.

Marc:

Thank you very much for joining us today. Again, I’m Marc Byron, Chairman and CEO of Polaris Acquisition Corp. I am joined today by Jeff Leddy, Chief Executive Officer of Hughes Telematics, who, upon the closing of the transaction, will continue to lead the all-star management team of the new combined company. As many of you know by now through our many conversations over the past several months, Jeff has a commanding grasp on the telematics industry. My day-to-day dealings with Jeff and the entire Hughes team over the past five months have only reinforced my confidence in his leadership abilities and my respect for his very capable team members. This management team is a major reason that we remain so confident in this transaction and the future of Hughes Telematics.

I am assuming all of you have had a chance to review the press release that we sent out this morning discussing the amended terms of our transaction with Hughes.

In the interest of time, let me quickly walk you through the revised terms and provide a bit of perspective on why we continue to believe in this deal. I will then turn the call over to Jeff, who will remind you of how truly compelling the future of this business is.

As I told you back in June, this transaction provides investors with a unique opportunity to participate in an extremely innovative company and in an industry that is rapidly emerging as one of the next big growth stories in the nexus of information services, consumer electronics and automotive industries.

As I sit here today, absolutely nothing has eroded our complete confidence and enthusiasm in this merger - and as a matter of fact, we are now much more familiar with the space and the company, and we believe that this transaction is now even more compelling for our investors with the latest changes to the merger terms.

The revisions that we have made to this deal should send a clear message to you that all of us on the Polaris and Hughes Telematics teams believe in the long-term prospects of Hughes Telematics. As everyone knows, the market is not the same as it was in June, so we thought it most prudent to modify the terms of this transaction to mitigate near-term risk for our current shareholders and potential investors. We believe we have done just that with such a meaningful portion of the ultimate value based on our collective ability to create that value over time in appreciated stock price. If we execute and perform as we are confident we will, we and all our shareholders will have benefited. If we don’t perform, we aren’t rewarded. And for those of you that have gotten to know Jeff and his team, and me and my team, our history is clear, documented and well known – we perform and we execute, and we have done it repeatedly. And we are well on our collective way to doing it again with this platform in the exciting, dynamic and growing information and telematics space.

That said, we believe that we have come up with a fair balance that rewards Hughes shareholders for what they have built to date, and what we believe they will build over time. Specifically, Hughes shareholders will now receive approximately 15 million shares of Polaris common stock at closing, versus 45 million under the previous agreement.

In terms of the earn-out, within the five year period following closing, Hughes shareholders are now eligible to receive additional shares of Polaris common stock upon the achievement of certain stock price targets, as follows:

o	If and when the stock price in the new company reaches $20.00 between the first and fifth anniversaries of closing, Hughes shareholders will receive 23.6 million shares. This is in comparison to 9.7 million shares in the original transaction.

o	If and when the stock price reaches $24.50 between the second and fifth anniversaries of closing, Hughes shareholders will receive 17.7 million shares. This is also in comparison to 9.7 million shares in the original transaction.

o	And should the stock price in the new company reach $30.50 between the third and fifth anniversaries of closing, they will receive 17.7 million shares, again versus 9.7 million in the original transaction.

As for the founders of Polaris, we too are deferring our potential earnings on this deal. We are depositing into escrow 1.25 million shares of our Polaris common stock, representing a third of our allocation, which we will be eligible to receive only after the completion of our standing one-year lock-up and only if and when the stock price reaches $20.00 within five years from closing. Obviously a significant premium to today’s stock price.

I should note that if the first share price target is achieved between the first and second anniversary of the closing, Hughes shareholders and the Polaris founders are restricted from selling associated shares for one year after their release from escrow. For any share price targets achieved after the second anniversary of closing, Hughes shareholders and the Polaris founders are restricted from selling associated shares for 6 months after their release from escrow.

These changes to the transaction are in addition to some of the original terms, which remain very compelling. First, there are no selling shareholders. Neither Apollo, an original investor in Hughes, nor the Hughes management team can sell any of the shares they receive at closing for two years. And as I stated before, Polaris founders are locked-up for one year. Second, no cash is coming out of the company, and in fact all the cash we raised in our IPO, less the expenses used to date and at closing, will be going towards the growth of this exciting enterprise. This totals about $140 million in cash to the company. This growth capital is in addition to the approximately $90 million invested to date by Apollo.

Before I turn the call over to Jeff, allow me to remind you of a few important characteristics that make this such a compelling opportunity to invest in a truly game changing company.

First, this is a rapidly growing technology-enabled information and services company with significant recurring, predictable and growing cash flows.

Second, as you likely know, Hughes has already secured partnerships with Chrysler and Mercedes-Benz USA. Let me be clear: these contracts remain intact. These relationships alone could result in very significant revenue over the next 8-10 years.

Third, beyond these two auto manufacturers, Hughes is also in discussions with other major OEMs and third party content providers around the world. Telematics is expected to become a $30 billion industry by 2016 and because Hughes possesses the technology prowess, the vision and the leadership to forge partnerships with the key players across the automotive and telematics spectrum, we are confident that they can amass a significant portion of the market share.

From a financial standpoint, all of this could mean very significant revenue, earnings and free cash flow growth in just a few short years, making the earnouts we built into this transaction quite achievable, which by default means that we will have created significant value for you, our shareholders.

A couple of other points if I may before I turn it over to Jeff.

First, from the calls I have received from many current and potential shareholders, please do not think we have our head in the sand about the current state of the auto business. We are acutely and intimately aware of what is going on. That said, I can report to you that the relationships with our current two partners are excellent. We have their full support and we are in sync with both company’s long term vision of how our solution enables the automobile to become an important information and services node, as part of a much larger, broader network. And beyond our current two major partners, in the discussions we are having with other OEM’s around the world, we are becoming more confident that the platform and solution we have developed marries nicely to their strategic visions for how to make the car truly connected, productive and fun for drivers.

Second, notwithstanding the current issues with US auto businesses, we look at this business as an opportunity to create value over a period of time, and around the world. Nothing in our opinion can now stop the inevitable, and that is that the car will become “intelligent enabled” by virtue of technology and services like ours, and that in just a few year’s time, this telematics industry will be more mature, embedded and utilized all around the world by most if not all manufacturers. Today we are at the tip of the iceberg, and we believe we have established a great leadership position, and that we will win more than our fair share of the market.

With that, let me now turn the call over to Jeff.

Jeff:

Thanks Marc.

I’ll keep this short.

Let me start by thanking Marc and his team for their continued commitment and support. Polaris has already proven to be a great partner, providing us with valuable support and expertise. We look forward to more from them as we complete this transaction and continue to build this exciting business.

We are also excited about the revisions to this transaction. As we have said so many times before, we have established a business that we believe stands ready to realize the full potential of this very promising and rapidly evolving industry. The new terms of the deal further underscore our confidence in this potential.

In a very short period of time, telematics has become more than just asking for help from an operator on the phone about driving directions or unlocking car doors.

Instead, technological advancements mean that the automobile can fulfill the promise of becoming the ‘connected car’, where drivers and passengers interact via conversational, contextual voice recognition systems to control personal devices such as MP3 players, receive and respond to e-mail, navigate in real time to avoid traffic and connect with valuable points of interest. These advances and our technology also provide the means for remote emissions testing, vehicle location services, remote diagnostics, and so much more. As we see it now, this next generation of automobile is the emerging portal through which technology, services and information flows, for which Hughes Telematics can be the vertically integrated backbone. That is an enormous opportunity – one that we are focused on with laser like attention, and one we think will create significant value over time.

Despite the current headwinds in the economy and the significant challenges that auto manufacturers are currently confronted with, we believe that consumer demand for these services will remain largely changed and only grow as we roll out our services. Similarly, we expect that the OEM’s appetite for these offerings will only grow in the face of consumer demand and the need for greater product differentiation in an increasingly competitive market. We have little doubt that telematics devices and the associated services are quickly becoming a standard feature and offering to the millions of cars that continue to roll off the assembly line. And while others may offer component or partial solutions, we believe we have uniquely positioned ourselves in the industry as the only provider of a full set of totally integrated, feature rich applications.

We believe that this differentiation, among other things, will make it much easier and cost effective for customers, dealers, OEMs and third parties to adopt our services. [By 2016 we currently estimate that the adoption of our product will translate into annual revenues of approximately $2 billion and with that scale, significant gross margins and an ability to generate impressive bottom line cash flow.]

In closing, this transaction will provide us with the appropriate resources to aggressively market our product to an increasing number of potential customers both domestically and around the world. We are extremely pleased with the progress we have made on our business plan since the initial announcement of the merger in June. To date, we have achieved all production schedule and performance requirements and remain on track for the second half 2009 launch dates.

With that, I would like to thank you for joining us today and look forward to speaking with many of you in person in the coming weeks. We appreciate your time and your continued support. Marc?

Marc:

Yes, we want to thank everyone for attending today. We look forward to visiting with many of you in the coming days and weeks so that we can discuss this exciting story. As always, feel free to call me to discuss any aspect of this transaction, the business or whatever is on your mind.

I always like to close by reminding you that each time we see you and meet with you, you always say how you back management, and that management is so important to your decision to invest and then support that investment. Well, in this case, we have done so far everything we said we would, in a timely, professional and totally transparent manner – exactly what we promised at the outset. We will continue to execute this transaction and then the business in the exact same manner. We need your support in the upcoming vote so that we can close this deal, and get on with the business of creating a truly great global company and delivering to you real value.

Thank you for your time and attention and have a great day.